Exhibit 10.5
Human Genome Sciences, Inc.
Stock Units Notice
under the
Non-Employee Director Equity Compensation Plan
     Name of Grantee:
This Notice evidences the award of stock units (each, a “Stock Unit,” and collectively, the “Stock Units”) of Human Genome Sciences, Inc., a Delaware corporation (the “Company”), that have been granted to you pursuant to the Human Genome Sciences, Inc. Non-Employee Director Equity Compensation Plan (the “Plan”) and conditioned upon your agreement to the terms of the [attached][Company’s standard form of] Stock Units Agreement (the “Agreement”)[.][, a copy of which was provided to you previously. You may obtain an additional copy of the Agreement by contacting the Company’s Secretary at 14200 Shady Grove Road, Rockville, Maryland 20850-3338 (Telephone: 301-251-6039).] This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein. Each Stock Unit represents the Company’s commitment to issue one share of the Company’s common stock at a future date, subject to the terms of the Agreement and the Plan.
Grant Date:
Number of Stock Units:
Vesting Schedule: All of the Stock Units are vested and nonforfeitable as of the Grant Date.

Human Genome Sciences, Inc.	Date

I acknowledge that I have carefully read the Agreement and the prospectus for the Plan. I agree to be bound by all of the provisions set forth in those documents. I also consent to electronic delivery of all notices or other information with respect to the Stock Units or the Company.

Signature of Grantee	Date

Human Genome Sciences, Inc.
Stock Units Agreement
under the
Non-Employee Director Equity Compensation Plan
     1. Terminology. Unless otherwise provided in this Agreement, capitalized terms used herein are defined in the Glossary at the end of this Agreement.
     2. Vesting. All of the Stock Units are vested and nonforfeitable as of the Grant Date.
     3. Restrictions on Transfer. Neither this Agreement nor any of the Stock Units may be assigned, transferred, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and the Stock Units shall not be subject to execution, attachment or similar process or in any other manner be made subject to a hedge transaction or puts and calls. All rights with respect to this Agreement and the Stock Units shall be exercisable during your lifetime only by you or your guardian or legal representative.
     4. Dividend Equivalent Payments. On each dividend payment date for each cash dividend paid on the outstanding Common Stock, the Company will credit a bookkeeping account in your name with dividend equivalents in the form of additional Stock Units, equal to the quotient, rounded to three decimal places, determined by dividing (a) the product of (i) the amount of cash dividend per share of Common Stock multiplied by (ii) the number of whole Stock Units credited to your account as of the record date, by (b) the Fair Market Value of a share of Common Stock on the dividend payment date. If your Stock Units have been settled after the record date but prior to the dividend payment date, any Stock Units that would be credited pursuant to the preceding sentence shall be settled on or as soon as practicable after the dividend payment date.
     5. Settlement of Stock Units. Except as provided below with respect to a Change in Control, your Stock Units will be settled automatically, via the issuance of Common Stock as described herein, upon your Termination Date. You are not required to make any monetary payment as a condition to settlement of the Stock Units. The Company will issue to you, in settlement of your Stock Units, the number of whole shares of Common Stock that equals the number of whole Stock Units, and the Stock Units will cease to be outstanding upon your receipt of such settlement payment. Upon issuance of such shares, the Company will deliver such shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker as the Company may choose at its sole discretion, within reason. Fractional Stock Units will be settled in cash. In the event of your death, settlement of your Stock Units will be made in the same manner on behalf of your estate. Notwithstanding the foregoing, in the event of any transaction resulting in a Change in Control of the Company, your Stock Units will be settled at the time of the Change in Control, or as soon as practicable thereafter, but in no event later than the close of the calendar year in which the Change in Control occurs.
     6. Capital Adjustments. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in the outstanding shares of Common Stock is effected without receipt of consideration by the Company occurring after the Grant Date and before your Stock Units have been settled, a proportionate and appropriate adjustment will be made in the number of Stock Units credited to your account, so that your proportionate interest immediately following such event shall, to the extent practicable, be the same as immediately before such event. Adjustments under this paragraph will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.
     7. Non-Guarantee of Directorship. Nothing in the Plan or in this Agreement, nor any action taken pursuant to the Plan, shall confer any right on you to continue in the service of the Company as a member of the Board of Directors or in any other capacity for any period of time or at a particular retainer or other rate of compensation, or as limiting, interfering with or otherwise affecting the provisions of the Company’s charter, bylaws or the Delaware General Corporation Law relating to the removal of Directors.
     8. Rights as Stockholder. Except as otherwise provided in this Agreement with respect to dividend equivalent payments, neither you nor any other person claiming through you shall have any rights with respect to any shares of Common Stock subject to the Stock Units, including without limitation, any voting rights, unless and until such shares are duly issued and delivered to you.
     9. The Company’s Rights. The existence of the Stock Units shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     10. Restrictions on Issuance of Shares. The issuance of shares of Common Stock upon settlement of the Stock Units shall be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Stock Units, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
     11. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.
     12. Entire Agreement. This Agreement, together with the relevant Notice, contains the entire agreement between the parties with respect to the Stock Units granted hereunder. Any oral or written agreements, representations, warranties, written inducements or other communications made prior to the execution of this Agreement with respect to the Stock Units granted hereunder shall be void and ineffective for all purposes.
     13. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Stock Units as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.
     14. 409A Compliance.
          (a) This Agreement and the Stock Units granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code and any regulations and Treasury guidance promulgated thereunder.
          (b) The Company and grantee agree that they will execute any and all amendments to this Agreement or with respect to the Stock Units as they mutually agree in good faith may be necessary to ensure compliance with the provisions of Section 409A of the Code.

          (c) The preceding provisions, however, shall not be construed as a guarantee by the Company of any particular tax effect to you under this Agreement or with respect to the Stock Units. The Company shall not be liable to you for any payment made under this Agreement or with respect to the Stock Units, at your direction or with your consent, which is determined to result in an additional tax, penalty, or interest under Section 409A of the Code, nor for reporting in good faith any payment made under this Agreement or with respect to the Stock Units as an amount includible in gross income under Section 409A of the Code.
          (d) If you are a “specified employee” (as defined under Section 409A of the Code and determined in good faith by the Compensation Committee) when you attain your Termination Date and your Stock Units are to be settled on account of the occurrence of such Termination Date, settlement of your Stock Units will be made within 15 days after the end of the six-month period beginning on your Termination Date or, if earlier, within 15 days after the appointment of the personal representative or executor of your estate following your death.
     15. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.
     16. No Funding. This Agreement constitutes an unfunded and unsecured promise by the Company to issue shares of Common Stock in the future in accordance with its terms. You have the status of a general unsecured creditor of the Company as a result of receiving the grant of Stock Units. Any cash payment due under this Agreement with respect to dividend equivalent payments under Section 4 hereof will be paid from the general assets of the Company and nothing in this Agreement will be construed to give you or any other person rights to any specific assets of the Company.
     17. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the district which includes the city or town in which the Company’s principal executive office is located, and you hereby agree and submit to the personal jurisdiction and venue thereof.
     18. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
     19. Electronic Delivery of Documents. By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Stock Units and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.
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GLOSSARY
          (a) “Administrator” means the Board of Directors of Human Genome Sciences, Inc. or such committee or committees appointed by the Board to administer the Plan.
          (b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Human Genome Sciences, Inc. (including but not limited to joint ventures, limited liability companies and partnerships). For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.
          (c) “Agreement” means this document, as amended from time to time, together with the Plan which is incorporated herein by reference.
          (d) “Change in Control” means the earliest to occur of any of the following events, construed in accordance with Section 409A of the Code:
               (i) Any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, beneficial ownership of more than 50% of the total voting power of the Company’s then outstanding voting securities;
               (ii) A majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed or approved by a majority of the members of the Board who were members of the Board prior to the initiation of the replacement; or
               (iii) Any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group, assets of the Company that have a total gross fair market value of 50% or more of the total gross fair market value of all of the assets of the Company immediately prior to the initiation of the acquisition.
          (e) “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance promulgated thereunder.
          (f) “Common Stock” means the common stock, $0.01 par value per share, of Human Genome Sciences, Inc.
          (g) “Company” means Human Genome Sciences, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Human Genome Sciences, Inc.
          (h) “Fair Market Value” has the meaning set forth in the Plan. The Plan generally defines Fair Market Value to mean the closing price on the relevant date as quoted on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading. If no public trading of the Common Stock occurs on the relevant date, the Fair Market Value will be determined as of the most recent preceding date on which trading of the Common Stock does occur.
          (i) “Grant Date” means the effective date of a grant of Stock Units made to you as set forth in the relevant Notice.
          (j) “Notice” means the statement, letter or other written notification provided to you by the Company setting forth the terms of a grant of Stock Units made to you.
          (k) “Plan” means the Human Genome Sciences, Inc. Non-Employee Director Equity Compensation Plan, as amended from time to time.

          (l) “Stock Unit” means the Company’s commitment to issue one share of Common Stock at a future date, subject to the terms of the Agreement and the Plan.
          (m) “Termination Date” means the date on which you cease to serve as a member of the Board of Directors and have otherwise incurred a “separation from service” within the meaning of Section 409A of the Code.
          (n) “You” or “Your” means the recipient of the Stock Units as reflected on the applicable Notice. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Stock Units may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.
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